Exhibit 99.1

Ispire Technology Inc. Announces Approval of Interim License for Manufacturing of Nicotine Products in Malaysia

Interim License Approved in May, with Authority to Begin Manufacturing of Nicotine Products in Malaysia Immediately

LOS ANGELES, May 22, 2025 – Ispire Technology Inc. (NASDAQ: ISPR) (“Ispire,” the “Company,” “we,” “us,” or “our”), an innovator in vaping technology and precision dosing, today announced it has received the interim license from the Malaysian Government for the manufacturing of nicotine products. This is the first and only nicotine manufacturing license issued in Malaysia approved by both the Federal and State authorities, and cements Ispire’s position as the only company with full authorization for export, import, and production. The approval of the interim license also allows the Company to begin manufacturing nicotine products in Malaysia immediately, as well as officially begin marketing its nicotine manufacturing capabilities externally.

“Receiving the interim license for our Malaysian manufacturing operations is a significant milestone for Ispire as we progress towards positioning the Company as a leading international provider of vaping hardware,” said Michael Wang, Co-Chief Executive Officer of Ispire. “We can now officially begin manufacturing and marketing our nicotine products in Malaysia, with our Malaysian facility soon featuring 80 production lines, growing its capacity from the current six lines. Once the final license is approved in the coming months as we anticipate, our regulatory requirements in Malaysia will be complete and Ispire will have the first federal nicotine manufacturing license in the country. By diversifying our production base, we are strategically de-risking our production strategy and mitigating the concern of geopolitical factors increasing our pricing.”

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing, and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license more than 200 patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the U.S., People’s Republic of China and Russia) primarily through its global distribution network. The Company’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire sells its cannabis vaping hardware only in the U.S., and it recently commenced its marketing activities in Canada and Europe. For more information, visit www.ispiretechnology.com or follow Ispire on Instagram, LinkedIn, Twitter and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: whether the Company may be successful in re-entering the U.S. ENDS market; the approval or rejection of any PMTA submitted by the Company; whether the Company will be successful in its plans to further expand into the African market; whether the Company’s joint venture with Touch Point Worldwide Inc. d/b/a/ Berify and Chemular Inc. (the “Joint Venture”) may be successful in achieving its goals as currently contemplated, with different terms, or at all; the Joint Venture’s ability to innovate in the e-cigarette technology space or develop age gating or age verification technologies for nicotine vaping devices; the Company’s ability to collect its accounts receivable in a timely manner; the Company’s business strategies; the ability of the Company to market to the Ispire ONE™; Ispire ONE™’s success in meeting its goals; the ability of its customers to derive the anticipated benefits of the Ispire ONE™ and the success of its products on the markets; the Ispire ONE™ proving to be safe; and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” and the additional risk described in Ispire’s Annual Report on Form 10-K for the year ended June 30, 2024 and any subsequent filings which Ispire makes with the SEC. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release relate only to events or information as of the date on which the statements are made in this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by applicable law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

For more information, kindly contact:

IR Contacts:
Investor Relations
Sherry Zheng
718-213-7386
ir@ispiretechnology.com

KCSA Strategic Communications

Phil Carlson
212-896-1233
ispire@kcsa.com

PR Contact:
Ellen Mellody
570-209-2947
EMellody@kcsa.com